Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
November 3, 2008		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS STRONG THIRD QUARTER SALES GROWTH

Ultracapacitor Sales and Total Revenue Both Up Over 50% vs. Q3 2007

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY, – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $21.7 million for its third quarter ended September 30, 2008, an increase of 53 percent over the $14.2 million recorded in the same period in 2007. Operating loss for the third quarter 2008 was $3.6 million, compared with $3.5 million in the same period last year. Net loss for Q308 was $5.7 million, or $0.27 per share, compared with $2.6 million, or $0.13 per share, in Q307. The net loss comparison is affected by a non-cash charge of $1.0 million, or $0.05 per share, in Q308, versus a non-cash gain of $2.1 million, or $0.11 per share, in Q307, based on a quarterly “mark-to-market” valuation of conversion features and warrants associated with convertible debentures issued in 2005.

Q308 BOOSTCAP® ultracapacitor revenue increased by 53 percent to $7.6 million, compared with $5.0 million for the same period last year. High voltage capacitor and microelectronics products also generated strong sales growth, combining for Q308 revenue of $14.1 million, up 53 percent from the $9.2 million recorded in Q307.

“New orders for ultracapacitor-based energy storage solutions for hybrid and electric transit buses, electric rail vehicles, fuel cell lift trucks and wind turbine pitch systems combined with existing customer volume to produce the second consecutive record quarter for ultracapacitor revenue,” said David Schramm, Maxwell’s president and chief executive officer. “Order activity continues to be robust, and we are on pace to record a significant increase in annual sales. However, while unit shipments continue to grow, a major portion of the company’s revenue is denominated in Euros and Swiss Francs, so fourth quarter revenue is likely to be affected by fluctuations in the exchange rate between those currencies and the US dollar.”

Other significant recent developments include:

•

An order from Lti REEnergy GmbH, a leading producer of electro-mechanical wind turbine blade pitch control systems, for BOOSTCAP ultracapacitor modules to supply backup power for Lti’s PitchMaster® blade pitch control system.

•

An order from Plug Power, Inc., a leading developer of hydrogen fuel cell-based power systems for electric lift trucks, for BOOSTCAP ultracapacitor cells to enhance performance and energy management in Plug’s line of GenDrive™ power units.

Q308 gross margin was 30 percent, compared with 24 percent in Q307, and 28 percent in Q208. Operating expenses totaled approximately $10.1 million, or 46 percent of revenue in Q308, compared with $6.8 million, or 48 percent of revenue in Q307, and $9.6 million, or 49 percent of revenue in Q208. Cash and restricted cash totaled $21.6 million as of September 30, 2008, compared with $23.8 million as of June 30, 2008, including $3.6 million, net of fees, raised through the sale of 296,986 shares of the company’s common stock at an average price of $12.68, under its Equity Distribution Program. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

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MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the outlook for the balance of 2008 at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (800) 862-9098 from the U.S. and Canada, or (785) 424-1051 for international callers. The live webcast may be accessed via the following link: http://www.maxwell.com/investors/investor-calendar.asp. Subsequent replay may be accessed at the company’s Presentation Archive via the following link: http://www.maxwell.com/investors/presentations.asp

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	recent disruption of global financial markets and reduced availability of credit;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	cost-effective manufacturing and the success of outsourced manufacturing;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of November 3, 2008. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$12,793	$14,579
Investments in marketable securities	—	7,635
Trade and other accounts receivable, net	13,439	13,933
Inventories, net	18,983	14,717
Prepaid expenses and other current assets	2,520	1,657

Total current assets	47,735	52,521
Property and equipment, net	16,488	14,636
Intangible assets, net	3,876	3,154
Goodwill	21,678	21,183
Prepaid pension asset	9,169	8,369
Restricted cash	8,825	8,000
Other non-current assets	176	417

Total assets	$107,947	$108,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,193	$9,516
Accrued warranty	823	768
Accrued employee compensation	3,731	2,885
Short-term borrowings and current portion of long-term debt	16,721	16,472
Deferred tax liability	378	378

Total current liabilities	34,846	30,019
Deferred tax liability, long-term	1,493	1,493
Convertible debenture and long-term debt, excluding current portion	7,226	13,544
Stock warrants	1,687	577
Other long-term liabilities	746	535

Total liabilities	45,998	46,168

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 21,814 and 20,417 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	2,181	2,042
Additional paid-in capital	188,066	172,899
Accumulated deficit	(136,335)	(120,094)
Accumulated other comprehensive income	8,037	7,265

Total stockholders’ equity	61,949	62,112

Total liabilities and stockholders’ equity	$107,947	$108,280

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Sales	$21,340	$13,727	$57,229	$39,088
License fee and service revenue	407	491	1,469	1,308

Total revenues	21,747	14,218	58,698	40,396
Cost of sales	15,239	10,872	41,427	30,945

Gross profit	6,508	3,346	17,271	9,451
Operating expenses:
Selling, general and administrative	5,976	4,128	17,187	14,201
Research and development	4,003	2,637	10,796	8,548
Amortization of intangibles	94	64	270	148
Loss on sale of equipment	—	—	—	52

Total operating expenses	10,073	6,829	28,253	22,949

Loss from operations	(3,565)	(3,483)	(10,982)	(13,498)
Interest expense, net	(132)	(295)	(399)	(924)
Amortization of debt discount and prepaid debt costs	(553)	(904)	(1,922)	(2,712)
Gain (loss) on embedded derivatives and warrants	(1,011)	2,120	(1,971)	2,193
Other income (expense), net	(435)	217	(455)	422

Loss before income taxes	(5,696)	(2,345)	(15,729)	(14,519)
Income tax provision	11	266	512	108

Net loss	$(5,707)	$(2,611)	$(16,241)	$(14,627)

Basic and diluted net loss per common share	$(0.27)	$(0.13)	$(0.79)	$(0.82)

Shares used in computing net loss per common share - basic and diluted	20,992	18,488	20,560	17,774